UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2016

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in Charter)

Florida (State or Other Jurisdiction of Incorporation)	000-13660 (Commission File Number)	59-2260678 (IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida (Address of Principal Executive Offices)	34994 (Zip Code)

Registrant’s telephone number, including area code: (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective March 11, 2016, Seacoast Banking Corporation of Florida, a Florida corporation (“Seacoast”), completed its previously announced merger (the “Merger”) with Floridian Financial Group, Inc. (“Floridian”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 2, 2015, by and among Seacoast, Seacoast’s wholly-owned subsidiary, Seacoast National Bank, a national banking association (“SNB”), Floridian and Floridian’s wholly-owned subsidiary, Floridian Bank, a Florida chartered commercial bank (the “Bank”). At the effective time of the Merger (the “Effective Time”), Floridian merged with and into Seacoast, with Seacoast continuing as the surviving corporation.

Pursuant to the Merger Agreement, holders of Floridian common stock prior to the Effective Time have the right to receive, at the election of the holder thereof: (1) a combination of $4.29 in cash and 0.5291 shares of Seacoast common stock (the “Mixed Election Consideration”); (2) $12.25 in cash (the “Cash Election Consideration”); or (3) 0.8140 shares of Seacoast common stock (the “Stock Election Consideration,” and together with the Cash Election Consideration and the Mixed Election Consideration, the “Merger Consideration”). Shares of Floridian common stock with respect to which no election was made will receive the Mixed Election Consideration. The Merger Agreement contains customary proration procedures so that the aggregate amount of cash paid and shares of Seacoast common stock issued in the Merger as a whole are equal to the total amount of cash and number of Seacoast shares that would have been paid and issued if all Floridian shareholders received the Mixed Election Consideration. Each outstanding share of Seacoast common stock remains outstanding and is unaffected by the Merger.

Immediately prior to the Effective Time, each outstanding and unexercised Floridian stock option, whether or not vested or exercisable, was cancelled and automatically converted into the right to receive a cash amount equal to the aggregate number of Floridian shares subject to such option multiplied by the excess of the per share Merger Consideration value over the exercise price of such option.

Immediately following the Effective Time, the Bank merged with and into SNB, with SNB surviving and continuing its corporate existence under the name “Seacoast National Bank.”

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

On March 14, 2016, Seacoast issued a press release announcing the completion of the Merger and the preliminary results of the election in connection with the Merger. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of November 2, 2015, by and among Seacoast Banking Corporation of Florida, Seacoast National Bank, Floridian Financial Group, Inc. and Floridian Bank (incorporated by reference to Exhibit 2.1 to Seacoast’s Form 8-K, as filed on November 4, 2015).
99.1	Press Release dated March 14, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Stephen Fowle
Stephen Fowle
Executive Vice President and Chief
Financial Officer
Date:	March 17, 2016